SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): February 11, 1998





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




   Maryland                    1-9317                         04-6558834
(State or other           (Commission file                  (IRS employer
jurisdiction of               number)                    identification no.)
incorporation)


400 Centre Street, Newton, Massachusetts                   02158
(Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code:  617-332-3990

Item 5.  Other Events.

         Advisory Agreement. Health and Retirement Properties Trust (the "Company") entered into an Advisory Agreement (the "New Advisory Agreement") with REIT Management & Research, Inc., a Delaware corporation (the "New Advisor"). The New Advisory Agreement was effective as of January 1, 1998 and replaced the Advisory Agreement dated as of November 20, 1986, as amended (the "Old Advisory Agreement"), between the Company and HRPT Advisors, Inc., a Delaware corporation (the "Old Advisor"). The terms of the New Advisory Agreement are substantially the same as those of the Old Advisory Agreement. The persons who were officers and directors of the Old Advisor as of December 31, 1997 are the officers and directors of the New Advisor, each holding the same office or offices. They are David J. Hegarty, President and Secretary, John G. Murray, Executive Vice President, John A. Mannix, Vice President, Thomas M. O'Brien, Vice President, Ajay Saini, Vice President, David M. Lepore, Vice President and John Popeo, Treasurer, and David J. Hegarty, Gerard M. Martin and Barry M. Portnoy, as Directors. Each of Messrs. Martin and Portnoy own 50% of the outstanding capital stock of both the Old Advisor and the New Advisor.

Item 7.  Financial Statements, Pro Forma Financial Information
                  and Exhibits.


(c) Exhibits.

         10.1 Advisory Agreement by and between REIT Management & Research, Inc. and Health and Retirement Properties Trust dated as of January 1, 1998.

         10.2 Master Management Agreement by and among M&P Partners Limited Partnership and the parties named therein dated as of December 31, 1997.

         23.1     Consent of  Price Waterhouse LLP.

         23.2     Consent of KPMG Peat Marwick LLP.

         23.3     Consent of Deloitte & Touche LLP.

         23.4     Consent of Ernst & Young LLP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     HEALTH AND RETIREMENT PROPERTIES TRUST



                                     By: /s/ Ajay Saini
                                         Ajay Saini
                                        Treasurer and Chief Financial Officer

Date: February 11, 1998